UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(D) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 31, 2008

MIMEDX GROUP, INC.

(Exact name of registrant as specified in charter)

Florida	000-52491	90-0300868
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1234 Airport Road, Suite 105 Destin, Florida		32541
(Address of principal executive offices)		(Zip Code)

(850) 269-0000

(Issuer’s Telephone Number)

Alynx, Co. (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities

On March 31, 2008, MiMedx Group, Inc. (“MiMedx Group”) issued shares of its common stock and assumed outstanding options and warrants as described in Item 8.01 below. All outstanding options and warrants to acquire Alynx, Co. common stock were converted into the right to acquire approximately 5.3 million shares of MiMedx Group common stock. The Company relied upon SEC Rule 145(a)(2). The transaction was a statutory merger in which the securities of Alynx, Co. were exchanged for the securities of MiMedx Group and the transaction’s sole purpose was to change the issuer’s domicile from Nevada to Florida.

Item 8.01. Other Events.

On March 31, 2008, Alynx, Co. stockholders approved a reverse stock split. The Board of Directors approved and recommended a reverse split that would enable former holders of MiMedx capital stock (then owning more than 97% of the outstanding shares of Alynx, Co. on an as-converted basis) to receive a number of shares equal to the number of shares of MiMedx capital stock owned by them prior to the February 8, 2008 transaction with Alynx, Co., as described in its Form 8-K filed February 8, 2008.

On March 31, 2008, the stockholders of Alynx, Co. also approved a change in Alynx’s state of incorporation from Nevada to Florida by the merger of Alynx with and into its wholly-owned subsidiary, MiMedx Group, Inc., a Florida corporation, pursuant to which:

¡	The name of Alynx, Co. was changed to MiMedx Group, Inc.;

¡	The Articles of Incorporation attached hereto as Exhibit 3.1 became the Articles of Incorporation of the surviving company; and

¡	The Bylaws attached hereto as Exhibit 3.2 became the Bylaws of the surviving company.

The merger documents were filed on March 31, 2008 with Nevada and Florida promptly after the special meeting of stockholders. Effective upon such filings, Alynx, Co. merged with and into MiMedx Group and MiMedx Group became the surviving corporation and a successor registrant under the Securities Exchange Act of 1934. The separate existence of Alynx, Co. ceased at the effective time of the merger. As a result of the reverse split and redomestication, each pre-split share of Alynx, Co. common stock became .3234758 shares of MiMedx Group, Inc. common stock and each pre-split share of Alynx, Co. Series A Preferred Stock became five shares of MiMedx Group, Inc. common stock.

There are now approximately 36.5 million shares of MiMedx Group common stock outstanding, and no shares of preferred stock. The Registrant does not plan to issue any certificate or scrip representing a fractional share of common stock but shall instead pay cash for any fractional interest arising from the Merger. The stockholders also authorized the Board of Directors as a committee thereof to adjourn the meeting. This authority was not exercised.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits:

Exhibit No.	Description

3.1*	Articles of Incorporation of MiMedx Group, Inc. as filed with the Secretary of State of Florida on March 31, 2008.

3.2*	Bylaws of MiMedx Group, Inc.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 31, 2008		MIMEDX GROUP, INC.

	By:	/s/ John C. Thomas, Jr.
John C. Thomas, Jr. Title: Chief Financial Officer

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